OMEGA WORLDWIDE, INC.
                           CHANGE IN CONTROL AGREEMENT


         This Change in Control Agreement (the "Agreement") is made as of March 24, 2000 (the "Effective Date") by and between JAMES P. FLAHERTY (the "Officer"), and OMEGA WORLDWIDE, INC., a Maryland corporation.

         WHEREAS, the Officer presently serves at the pleasure of the Board of Directors of the Company as Chief Operating Officer of the Company and performs significant strategic and management responsibilities necessary to the continued conduct of the Company's business and operations.

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Officer, notwithstanding the possibility or occurrence of a Change in Control (as defined below) of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Officer by the Company, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

                  (a)      "Board" means the Board of Directors of the Company.

                  (b) "Cause" means (i) willful refusal to follow a lawful written order of the Board; (ii) willful misconduct or reckless disregard of his or her duties by the Officer; (iii) any act of fraud, misappropriation, dishonesty or moral turpitude; or (iv) the conviction of the Officer of any felony.

                  (c) "Change in Control" means the occurrence of any of the following events:

                              (i) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A, Regulation 240, 14a-101, promulgated under the  Securities  Exchange  Act of 1934 as in
                                    effect  on the date  hereof  (the  "Exchange
                                    Act"),  or,  if Item  6(e) is no  longer  in
                                    effect,   any   regulation   issued  by  the
                                    Securities and Exchange Commission pursuant to the Exchange Act which serves similar purposes.

                              (ii) any "Person" (as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange
                                    Act) is or becomes  the  "beneficial  owner"
                                    (as  defined in Rule  13d-3 of the  Exchange
                                    Act),  directly  or  indirectly,  of  equity
                                    securities of the Company  representing more
                                    than  fifty  percent  (50%) of the  combined
                                    voting  power  or  value  of  the  surviving
                                    entity's  then  outstanding   voting  equity
                                    securities.

                            (iii) during any period of not more than two (2) consecutive years, not including any period prior to the Effective Date, individuals who at the beginning of such period constitute the Board (the "Incumbent Directors"), cease for any reason to constitute at least a majority thereof; provided, however, that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director was elected to such board of directors on the recommendation, or with the approval, of at least two-thirds (2/3)of the directors who then qualified as Incumbent Directors; and provided further, that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

                             (iv) the approval by the shareholders of the Company of a merger, consolidation, share exchange or other reorganization in which the shareholders of the Company immediately prior to the transaction do not own equity securities of the surviving entity representing at least fifty percent (50%) of the combined voting power or value of the surviving entity's then outstanding voting securities immediately after the transaction;

                              (v) the sale or transfer of more than fifty percent (50%) of the value of the assets of the Company, in a single transaction, in a series of related transactions, or in a series of transactions over any one year period; or

                             (vi)   a dissolution or liquidation of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Company" means Omega Worldwide, Inc.

                  (f) "Compensation Committee" means the Compensation Committee of the Board.

                  (g) "Confidential Information" means data and information relating to the business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Officer or of which the Officer became aware as a consequence of or through the Officer's relationship to the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Officer without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

                  (h) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company for the Officer. If no long-term disability plan or policy was ever maintained on behalf of the Officer, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

                  (i) "Fair Market Value of Restricted Stock Awards" means an amount equal to the value per share of common stock of the Company multiplied by the number of shares of common stock subject to restricted stock awards granted to the Officer during the twelve (12) full months (excluding any partial month in which the Change in Control occurs) immediately preceding termination of the Officer's employment. The value per share will be equal to:

                           (i) the closing price per share at which sales of the
                  common stock of the Company shall have been sold on the most recent trading date immediately prior to the date of grant of the restricted stock award, as reported by any such exchange or system selected by the Company on which the shares of common stock are then traded;

                           (ii) if such market information is not published, the
                  price of one share of common stock in the over-the-counter market on the most recent trading date prior to the date of grant of the restricted stock award that is available as reported by the Nasdaq Stock Market or, if not so reported, by a generally accepted reporting service; or

                           (iii) if no such information is available,  the value
                  of one share of common stock as of the date of grant of the restricted stock award, as determined in good faith by the Company with due consideration being given to the most recent independent appraisal of the Company and the valuation methodology used in the appraisal.

                  (j) "Quit With Good Reason" mean the Officer's resignation within ninety (90) days following the occurrence of any of the following events which (except as to Subsection (j)(vi)) occurs without the Officer's written consent:

                           (i) the  failure  of the  Board to  reelect  the
                  Officer  to his or her  then  existing office;

                           (ii) a diminution in the Officer's  title,  position,
                  authority or responsibility or the assignment to the Officer of duties or work responsibilities which are inconsistent with his or her title, position, authority or responsibility;

                           (iii) any  reduction  in the  Officer's  base salary,
                  bonus  opportunity  or  other  compensation,   or  a  material
                  reduction in employee benefits;

                           (iv) a change in the  position  to which the  Officer
                  reports or the positions which report to the Officer;

                           (v) the relocation of the Company's  headquarters  or
                  the primary place at which the Officer is to perform his or her duties to a location more than fifty (50) miles from the location at which the Officer previously performed his or her duties; or

                           (vi) the  expiration of one hundred eighty (180) days
                  after the occurrence of a Change in Control, regardless of whether the Officer consented to the Change in Control.

                  Each separate event meeting the above requirements will allow the Officer to terminate his or her employment due to a Quit With Good Reason and the failure of the Officer to do so within one hundred eighty (180) days from the occurrence of such event in any given case will not prevent the Officer from terminating his or her employment due to a Quit With Good Reason if a later event occurs which entitles the Officer to do so.

                  (k) "Period of Employment" means the number of months that the Officer has been an employee of the Company. Prior service may be included within "Period of Employment" at the discretion of the Compensation Committee. "Period of Employment" shall include disability, sick leave, vacation and military leaves of absence but exclude other leaves of absence unless such leaves of absence are for the convenience of the Company and are approved by the Compensation Committee.

                  (l) "Termination Payment" means a payment under this Agreement equal to two (2) times the Officer's Total Compensation less one dollar ($1.00).

                  (m) "Total Compensation" means that amount paid to the Officer by the Company during the last twelve (12) full months (excluding any partial month in which the Change in Control occurs) immediately preceding termination of Officer's employment equal to aggregate compensation (salary, inclusive of any elective salary reductions, such as contributions to a plan described in Code Section 401(k) or to a nonqualified deferred compensation plan, plus any cash bonus) plus the Fair Market Value of Restricted Stock Awards (whether or not such awards are vested).

                  (n) "Trade Secrets" means Employer information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2. Eligibility. Unless otherwise determined by the Compensation Committee, no Termination Payment shall be paid to the Officer unless, at the time that the Change in Control occurs, his or her Period of Employment is at least one (1) year.

3. Severance Benefits Upon Termination Of Employment. If, within three (3) years after a Change in Control, the Officer's employment is terminated by the Company without Cause or by the Officer due to a Quit With Good Reason, the Company shall pay to the Officer, a Termination Payment in a lump sum cash payment within thirty (30) days following the later of the Officer's termination of employment or the occurrence of the Change in Control. Payments made to the Officer hereunder as a Termination Payment shall be subject to applicable federal, state and local tax withholding requirements. If the Officer's employment is terminated due to his death or Disability, that will not be deemed a termination of employment by the Company without Cause or by a Quit With Good Reason.

4. Death Of Officer. If the Officer is entitled to receive a Termination Payment and dies before receiving the Termination Payment, the Company will pay the Termination Payment to his or her beneficiary as designated in writing by the Officer or, in the absence of such written designation, his or her estate. The Officer shall designate in writing a beneficiary or beneficiaries to receive the Termination Payment hereunder. The Officer may revoke or change his or her designation of a beneficiary at any time by written notice to the Company.

5. Other Company Employment Benefits. If the Officer is entitled to receive a Termination Payment, the Officer shall be entitled to participate in certain employee insurance plans (as described below) for three (3) years following the date of termination (the "Termination Coverage Period"). During the Termination Coverage Period, the officer shall be treated as a continuing employee for purposes of participation in and accrual of rights and benefits under all of the Company's life, accident, medical and dental insurance plans for Officer and his or her spouse. If such participation in one or more of such plans is not possible, Company shall arrange to provide Officer with benefits substantially similar to those which the Officer would have been entitled to receive if he or she had continued as an employee at the Total Compensation level. Benefits of continued participation in the Company deferred compensation plan and any retirement plans hereafter adopted in which the Officer was entitled to participate prior to the date of termination shall continue; provided, however, that if Officer's continued participation is not possible under the general terms and provisions of the foregoing plans, the Company shall arrange to provide Officer with benefits substantially similar to those which the Officer would have been entitled to receive under the foregoing plans if he or she had continued as an employee of the Company during the Termination Coverage Period.

6. Tax Indemnity Payment. Should any of the payments or benefits that are provided for hereunder to be paid to or for the benefit of Officer or payments or benefits under any other plan, agreement or arrangement between Officer and the Company, be determined or alleged to be subject to an excise or similar purpose tax pursuant to Code Section 4999 or any successor or other comparable federal, state or local tax laws, the Company shall pay to the Officer such additional compensation as is necessary (after taking into account all federal, state and local income taxes payable by the Officer as a result of the receipt of such additional compensation) to place the Officer in the same after-tax position (including federal, state and local taxes) the Officer would have been in had no such excise or similar purpose tax (or any interest or penalties thereon) been paid or incurred. The Company hereby agrees to pay such additional compensation within ten (10) business days after the Officer notifies the Company that the Officer intends to file a tax return which takes the position that such excise or similar purpose tax is due and payable in reliance upon a written opinion of the Officer's tax counsel (such tax counsel to be chosen solely by the Officer), that is more likely than not that such excise tax is due and payable. The costs of obtaining such tax counsel's opinion shall be borne by the Company, and as long as such tax counsel was chosen by the Officer in good faith, the conclusions reached in such opinion shall not be challenged or disputed by the Company. If the Officer intends to make any payment with respect to any such excise or similar purpose tax as a result of an adjustment to the Officer's tax liability by any federal, state or local tax authority, the Company will pay such additional compensation by delivering its cashier's check payable in such amount to the Officer within ten (10) business days after the Officer notifies the Company of his intention to make such payment. Without limiting the obligation of the Company hereunder, the Officer agrees, in the event the Officer makes any payment pursuant to the preceding sentence, to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company which would afford the Officer the ability to contest the imposition of such excise tax; provided, however, that the Officer will not be required to afford the Company any right to contest the applicability of any such excise tax to the extent that the Officer reasonably determines (based upon the opinion of his tax counsel) that such contest is inconsistent with the overall tax interests of the Officer.

7. No Mitigation. No amounts or benefits payable to the Officer hereunder shall be subject to mitigation or reduction by income or benefits the Officer receives from other sources.

8. Nondisclosure Of Confidential Information. The Officer agrees not to disclose, directly or indirectly to any third person any Confidential Information, Trade Secrets or customer list relating to Company's business within three (3) years following payment of the Termination Payment.

9. Continued Employment. Nothing herein shall entitle Officer to continued employment with the Company or to continued tenure in any specific office or position.

 10. Sole Remedy. The Termination Payment provided hereby supersedes and replaces any and all other termination compensation to which Officer is or might become entitled, except termination compensation covered by an agreement in effect on the Effective Date that has separately been approved by the Compensation Committee or by the Board.

11. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of the Company's successors and assigns. This Agreement may be assigned by the Company to any legal successor to the Company or to an entity which purchases all or substantially all of the assets of the Company. In the event the Company assigns this Agreement as permitted by this Agreement and the Officer remains employed by the assignee, the "Company" as defined herein will refer to the assignee and the Officer will not be deemed to have terminated employment hereunder until the Officer terminates employment from the assignee.

12. Attorneys' Fees. If the Officer (or the Officer's estate in the event of his or her death) brings any action at law or in equity to enforce any of the provisions or rights hereunder, the Company shall pay all costs, expenses and reasonable attorneys' fees incurred by the Officer.

13. Headings. Sections or other headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.

15. Intentionally Omitted.

16. Severability. In the event that one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

17. Governing Law. To the full extent controllable by stipulation of the parties, this Agreement shall be interpreted and enforced under Michigan law.

18. Amendment. This Agreement may not be modified, amended, supplemented or terminated except by a written agreement between the Company and the Officer.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date and year first above written.

                                    COMPANY:

                                    OMEGA WORLDWIDE, INC.,
                                    a Maryland corporation

                                    By: /s/: Essel W. Bailey, Jr.
                                    ----------------------------
                                    Its: President and Chief Executive Officer



                                    OFFICER:

                                    /s/: James P. Flaherty
                                    ----------------------